JNL SERIES TRUST
                               DISTRIBUTION PLAN

     WHEREAS, JNL Series Trust (the "Trust") engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act").

     WHEREAS, the Trust currently issues the series of shares of beneficial interest in the Trust listed on Schedule A hereto (the "Funds") and each Fund represents a separate portfolio of investments of the Trust.

     WHEREAS, the Trust has adopted a Multiple Class Plan pursuant to Rule 18f-3 under the Act, whereby a Fund may issue one or more classes of shares, as shown on Schedule A hereto.

     WHEREAS, the Board of Trustees has determined that it is appropriate and desirable to use assets of Class A Shares of the Funds to reimburse certain distribution and related service expenses that are primarily intended to result in the sale of such Class A Shares of the Funds.

     WHEREAS, in furtherance of the purposes of this Distribution Plan (this "Plan") the Trust has been authorized to enter into a Distribution Agreement with Jackson National Life Distributors, LLC (the "Distributor") pursuant to which the Distributor will serve as distributor of the securities of the Funds.

     WHEREAS, a majority of the Board of Trustees, including a majority of the Trustees who are not interested persons of the Trust (the "Disinterested Trustees") and who have no direct or indirect financial interest in the operation of this Plan or in any agreements related to this Plan (the "Rule 12b-1 Trustees"), have determined, in the exercise of reasonable business judgment and in light of their fiduciary duties under state law and under Sections 36(a) and (b) of the Act, that there is a reasonable likelihood that adoption of this Plan will benefit the applicable Funds and their shareholders.

     NOW, THEREFORE, this Plan is adopted by the Trust on behalf of the Funds, in accordance with Rule 12b-1 under the Act, on the following terms and conditions:

     1.	AUTHORIZED  DISTRIBUTION  AND/OR  SERVICE  12b-1  FEES.

     (a) For purposes of Section 1 hereof, "Recipient" shall mean any broker or dealer, administrator, or other that (i) has rendered assistance (whether direct, administrative, or both) in the distribution of Class A Shares of a Fund; (ii) has furnished or will furnish the Distributor with such information as the Distributor has requested or may request to answer such questions as may arise concerning the sale of Class A Shares of a Fund; and (iii) has been selected by the Distributor to receive payments under this Plan. Notwithstanding the foregoing, a majority of the Rule 12b-1 Trustees may remove any broker or dealer, administrator, or other as a Recipient.

     (b) Each Fund that issues Class A Shares shall reimburse the Distributor for distribution and related additional service expenses incurred in promoting the sale of the Fund's Class A Shares at a rate of up to the rate per annum of the average daily net assets attributable to the Class A Shares, as shown on Schedule A hereto. Each Fund's Class A Shares shall bear exclusively its own costs of such reimbursements. Such distribution and related service expenses shall be calculated and accrued daily and paid within forty-five (45) days at the end of each month. In no event shall such payments exceed the Distributor's actual distribution and related service expenses for that month. The Distributor shall use such payments to reimburse itself for providing distribution and related additional services of the type contemplated herein and reviewed from time to time by the Board of Trustees, or for compensating Recipients for providing or assisting in providing such distribution and related additional services. The types of distribution and related service activities that may be reimbursed pursuant to Section 1 hereof, include, but are not limited to, the following:

     (i) Development, preparation, printing and mailing of Fund sales literature and other promotional materials describing and/or relating to the Fund, including materials intended for use by Jackson National Insurance Company and its affiliates, or for broker-dealer only use or retail use;

     (ii) Holding or participating in seminars and sales meetings for registered representatives designed to promote the distribution of Fund shares;

     (iii)	Servicing  fees  requested  by  broker-dealers  or  other  financial intermediaries  who  sell  variable  insurance  products  that  offer the Funds;

     (iv) Obtaining information and providing explanations to variable insurance contract owners regarding the Funds' investment objectives and policies and other information about the Funds, including performance of the Funds;

     (v) Training sales personnel regarding sales of variable insurance contracts that relate to the Funds offered under those contracts; and

     (vi) Financing other activities that the Board of Trustees determines are primarily intended to result in the servicing or sale of Fund shares.

     (c) The provisions of Section 1 hereof shall apply in respect of the Class A Shares of the Funds shown on Schedule A hereto, as such schedule may be amended from time to time.

     2.	LIMITATIONS  ON  CHARGES AND FEES. Notwithstanding anything in this Plan to the contrary, all amounts payable by a Fund pursuant to Section 1 hereof shall be subject to, in the aggregate, the limitations on the payment of asset-based sales charges and service fees set forth in Section 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc.

     3.	MISCELLANEOUS.

     (a) Effectiveness. This Plan shall not take effect with respect to a Fund (or a class of shares thereof) until (i) this Plan has been approved by a vote of a majority of the outstanding voting securities of the Trust entitled to vote thereon and (ii) this Plan, together with any related agreements, has been approved by a vote of both (1) the Board of Trustees and (2) the Rule 12b-1 Trustees, cast in person at a meeting (or meetings) called, at least in part, for the purpose of voting on this Plan and such related agreements. As additional Funds or classes of shares are established, this Plan shall not take effect respect such Funds or classes of shares until this Plan, together with any related agreements, has been approved by a vote of both (1) the Board of Trustees and (2) the Rule 12b-1 Trustees, cast in person at a meeting (or meetings) called, at least in part, for the purpose of voting on this Plan and such related agreements. Subject to approval as required by this paragraph and any other approvals required by the Act and the rules thereunder, this Plan shall take effect at the time specified by the Board of Trustees, or, if no such time is specified by the Trustees, at the time that all necessary approvals have been obtained.

     (b) Continuation. This Plan shall continue in full force and effect as to a Fund (or a class of shares thereof) for so long as such continuance is specifically approved at least annually by a vote of both (i) the Board of Trustees and (ii) the Rule 12b-1 Trustees, cast in person at a meeting called, at least in part, for the purpose of voting on this Plan.

     (c) Reports. The Distributor shall provide to the Board of Trustees a written report of the amounts expended or benefits received and the purposes for which such expenditures were made at such frequency as may be required under Rule 12b-1 of the Act.

     (d) Related Agreements. Any agreement related to this Plan must provide, in substance, (i) that the agreement may be terminated as to the Trust or any Fund (or class of shares thereof) at any time, without payment of any penalty, by vote of the Board of Trustees, by vote of a majority of the Rule 12b-1 Trustees, or by a vote of a majority of the outstanding voting securities of the Trust entitled to vote thereon, on not more than 30-days' written notice to any other party to the agreement, and (ii) that the agreement will terminate automatically in the event of its "assignment" (as defined in the Act).

     (e) Termination. This Plan may be terminated as to the Trust or any Fund (or class of shares thereof) at any time, without payment of any penalty, by vote of the Board of Trustees, by vote of a majority of the Rule 12b-1 Trustees, or by a vote of a majority of the outstanding voting securities of Trust entitled to vote thereon.

     (f) Amendments. This Plan may not be amended in any material respect unless such amendment is approved by a vote of a majority of both (i) the Board of Trustees and (ii) the Rule 12b-1 Trustees, cast in person at a meeting called, at least in part, for the purpose of voting on such approval. This Plan may not be amended to increase materially the amount to be spent for distribution unless such amendment is approved by a majority of the outstanding voting securities of the applicable Fund or class shares thereof and by a majority of both (i) the Board of Trustees and (ii) the Rule 12b-1 Trustees, cast in person at a meeting called, at least in part, for the purpose of voting on such approval.

     (g) Disinterested Trustees. While this Plan is in effect, at least a majority of the Trustees of the Trust must be Disinterested Trustees; only those Trustees may select and nominate any other Disinterested Trustees; and any person who acts as legal counsel for the Disinterested Trustees must be an "independent legal counsel" (as defined in the Act).

     (h) Records. The Trust shall preserve copies of this Plan and any related agreement or report made pursuant to this Plan or Rule 12b-1 under the Act for a period of not less than six years from the date of this Plan or any such agreement or report, the first two years in an easily accessible place.

     (i) Severability. The provisions of this Plan are severable as to each Fund or class of shares of a Fund, and any action to be taken with respect to this Plan shall be taken separately for each Fund or class of shares affected by the matter.

Adopted: December 12, 2011

FUND
CLASS        MAXIMUM 12b-1 FEE(1)

JNL/American Funds Blue Chip Income and Growth Fund
Class A 0.25%
Class B     None

JNL/American Funds Global Bond Fund
Class A 0.25%
Class B     None

JNL/American Funds Global Small Capitalization Fund
Class A 0.25%
Class B     None

JNL/American Funds Growth-Income Fund
Class A 0.25%
Class B     None

JNL/American Funds International Fund
Class A 0.25%
Class B     None

JNL/American Funds New World Fund
Class A 0.25%
Class B     None

JNL/AQR Managed Futures Strategy Fund
Class A 0.20%
Class B     None

JNL/BlackRock Commodity Securities Fund
Class A 0.20%
Class B     None

JNL/BlackRock Global Allocation Fund
Class A 0.20%
Class B     None

JNL/Brookfield Global Infrastructure Fund
Class A 0.20%
Class B     None

JNL/Capital Guardian U.S. Growth Equity Fund
Class A 0.20%
Class B     None

JNL/Capital Guardian Global Diversified Research Fund
Class A 0.20%
Class B     None

JNL/Capital Guardian Global Balanced Fund
Class A 0.20%
Class B     None

JNL/Eagle Core Equity Fund
Class A 0.20%
Class B     none

JNL/Eagle SmallCap Equity Fund
Class A 0.20%
Class B     none

JNL/Franklin Templeton Founding Strategy Fund
Class A     none

JNL/Franklin Templeton Global Growth Fund
Class A 0.20%
Class B     none

JNL/Franklin Templeton Global Multisector Bond Fund
Class A 0.20%
Class B     none

JNL/Franklin Templeton Income Fund
Class A 0.20%
Class B     none

JNL/Franklin Templeton International Small Cap Growth Fund
Class A 0.20%
Class B     None

JNL/Franklin Templeton Mutual Shares Fund
Class A 0.20%
Class B     none

JNL/Franklin Templeton Small Cap Value Fund
Class A 0.20%
Class B     none

JNL/Goldman Sachs Core Plus Bond Fund
Class A 0.20%
Class B     none

JNL/Goldman Sachs Emerging Markets Debt Fund
Class A 0.20%
Class B     none

JNL/Goldman Sachs Mid Cap Value Fund
Class A 0.20%
Class B     none

JNL/Goldman Sachs U.S. Equity Flex Fund
Class A 0.20%
Class B      none

JNL Institutional Alt 20 Fund
Class A     none

JNL Institutional Alt 35 Fund
Class A     none

JNL Institutional Alt 50 Fund
Class A     none

JNL Institutional Alt 65 Fund
Class A     none

JNL/Invesco International Growth Fund
Class A 0.20%
Class B     none

JNL/Invesco Large Cap Growth Fund
Class A 0.20%
Class B     none

JNL/Invesco Global Real Estate Fund
Class A 0.20%
Class B     none

JNL/Invesco Small Cap Growth Fund
Class A 0.20%
Class B     none

JNL/Ivy Asset Strategy Fund
Class A 0.20%
Class B     none

JNL/JPMorgan International Value Fund
Class A 0.20%
Class B     none

JNL/JPMorgan MidCap Growth Fund
Class A 0.20%
Class B     None

JNL/JPMorgan U.S. Government & Quality Bond Fund
Class A 0.20%
Class B     none

JNL/Lazard Emerging Markets Fund
Class A 0.20%
Class B     none

JNL/Lazard Mid Cap Equity Fund
Class A 0.20%
Class B     none

JNL/M&G Global Basics Fund
Class A 0.20%
Class B     none

JNL/M&G Global Leaders Fund
Class A 0.20%
Class B     none

JNL/Mellon Capital Management Bond Index Fund
Class A 0.20%
Class B     none

JNL/Mellon Capital Management Emerging Markets Index Fund
Class A 0.20%
Class B     None

JNL/Mellon Capital Management European 30 Fund
Class A 0.20%
Class B     None

JNL/Mellon Capital Management Global Alpha Fund
Class A 0.20%
Class B     none

JNL/Mellon Capital Management Index 5 Fund
Class A     None

JNL/Mellon Capital Management International Index Fund
Class A 0.20%
Class B     none

JNL/Mellon Capital Management Pacific Rim 30 Fund
Class A 0.20%
Class B     none

JNL/Mellon Capital Management Small Cap Index Fund
Class A 0.20%
Class B     none

JNL/Mellon Capital Management 10 x 10 Fund
Class A     None

JNL/Mellon Capital Management S&P 500 Index Fund
Class A 0.20%
Class B     none

JNL/Mellon Capital Management S&P 400 MidCap Index Fund
Class A 0.20%
Class B     none

JNL/Oppenheimer Global Growth Fund
Class A 0.20%
Class B     none

JNL/PAM Asia ex-Japan Fund
Class A 0.20%
Class B     None

JNL/PAM China-India Fund
Class A 0.20%
Class B     None

JNL/PIMCO Real Return Fund
Class A 0.20%
Class B     none

JNL/PIMCO Total Return Bond Fund
Class A 0.20%
Class B     none

JNL/PPM America Floating Rate Income Fund
Class A 0.20%
Class B     none

JNL/PPM America High Yield Bond Fund
Class A 0.20%
Class B     none

JNL/PPM America Mid Cap Value Fund
Class A 0.20%
Class B     none

JNL/PPM America Small Cap Value Fund
Class A 0.20%
Class B     none

JNL/PPM America Value Equity Fund
Class A 0.20%
Class B     none

JNL/Red Rocks Listed Private Equity Fund
Class A 0.20%
Class B     none

JNL/T. Rowe Price Established Growth Fund
Class A 0.20%
Class B     none

JNL/T. Rowe Price Mid-Cap Growth Fund
Class A 0.20%
Class B     none

JNL/T. Rowe Price Short-Term Bond Fund
Class A 0.20%
Class B     none

JNL/T. Rowe Price Value Fund
Class A 0.20%
Class B     none

JNL/WMC Balanced Fund
Class A 0.20%
Class B     none

JNL/WMC Money Market Fund
Class A 0.20%
Class B     none

JNL/WMC Value Fund
Class A 0.20%
Class B     none

JNL/S&P Managed Growth Fund
none

JNL/S&P Managed Conservative Fund
none

JNL/S&P Managed Moderate Growth Fund
none

JNL/S&P Managed Moderate Fund
none

JNL/S&P Managed Aggressive Growth Fund
none

JNL/S&P Competitive Advantage Fund
Class A 0.20%
Class B     none

JNL/S&P Dividend Income & Growth Fund
Class A 0.20%
Class B     none

JNL/S&P Intrinsic Value Fund
Class A 0.20%
Class B     none

JNL/S&P Total Yield Fund
Class A 0.20%
Class B     none

JNL/S&P 4 Fund
none

JNL Disciplined Moderate Fund
none

JNL Disciplined Moderate Growth Fund
none

JNL Disciplined Growth Fund
none

(1) As a percentage of the average daily net assets attributable to the specified class of shares.